                                                                       EXHIBIT E

----------------------------------------------------------------------------------------------------
                                                 CENTERPOINT ENERGY, INC. - MONEY POOL
                                                            SEPTEMBER 30, 2002
                                        ------------------------------------------------------------
                                          PRIOR DAY                                        TODAY'S
 INV/BORR RATE               5.2546%      POSITION          (TO CNP)        (FROM CNP)    POSITION
----------------------------------------------------------------------------------------------------
CenterPoint Energy, Inc. dba REI         102,132,000             --         8,007,000     94,125,000
----------------------------------------------------------------------------------------------------
H I FinanceCo GP LLC                              --             --                --             --
----------------------------------------------------------------------------------------------------
Houston Industries FinanceCo LP                   --             --                --             --
----------------------------------------------------------------------------------------------------
Reliant Energy FinanceCo II GP, LLC          (12,000)            --                --        (12,000)
----------------------------------------------------------------------------------------------------
Reliant Energy FinanceCo II LP             5,263,000             --                --      5,263,000
----------------------------------------------------------------------------------------------------
Houston Industries FundingCo               6,113,000             --                --      6,113,000
----------------------------------------------------------------------------------------------------
CPE Houston Electric LLC                          --             --                --             --
----------------------------------------------------------------------------------------------------
RE International, Inc.                     5,585,000             --             6,000      5,579,000
----------------------------------------------------------------------------------------------------
RE Products                                  251,000             --                --        251,000
----------------------------------------------------------------------------------------------------
RE Resources Corp.                                --      9,715,000                --      9,715,000
----------------------------------------------------------------------------------------------------
RE Thermal Systems, Inc.                 (50,202,000)        34,000                --    (50,168,000)
----------------------------------------------------------------------------------------------------
Texas Genco LP                           (72,544,000)            --         1,746,000    (74,290,000)
----------------------------------------------------------------------------------------------------
RE Properties                              3,412,000         10,000                --      3,422,000
----------------------------------------------------------------------------------------------------
Texas Genco GP LLC                             1,000             --                --          1,000
----------------------------------------------------------------------------------------------------
Texas Genco Holdings                           1,000             --                --          1,000
----------------------------------------------------------------------------------------------------
External Investment                               --             --                --             --
----------------------------------------------------------------------------------------------------
TOTAL POOL ACTIVITY                               --      9,759,000         9,759,000             --
----------------------------------------------------------------------------------------------------
TOTAL SOURCES                            122,758,000                                     124,470,000
----------------------------------------------------                                   -------------
TOTAL USES                              (122,758,000)                                   (124,470,000)
----------------------------------------------------                                   -------------
NET                                               --                                              --
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                          PRIOR DAY                                      OUTSTANDING
EXTERNAL INVESTMENTS                      INVESTMENT         INVEST           (REDEEM)    INVESTMENT
----------------------------------------------------------------------------------------------------
CenterPoint Energy, Inc.                          --             --                --             --
----------------------------------------------------------------------------------------------------
RE Resources Corp.                                --             --                --             --
----------------------------------------------------------------------------------------------------
CE Houston Electric, LLC                          --             --                --             --
----------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS                                 --             --                --            --
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
COMMERCIAL PAPER                       TOTAL CAPACITY    AVAILABLE        OUTSTANDING      WTD RATE
----------------------------------------------------------------------------------------------------
CenterPoint Energy, Inc.               2,421,000,000    234,142,000       763,858,000        2.69334%
----------------------------------------------------------------------------------------------------
RE Resources Corp.                       347,453,350    347,453,350                --        0.00000%
----------------------------------------------------------------------------------------------------
CE Houston Electric, LLC                 400,000,000     13,049,000       140,951,000        2.70000%
----------------------------------------------------------------------------------------------------
TOTAL                                  3,168,453,350    594,644,350       904,809,000        0.00000%
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                         PRIOR DAY       INCREASE        TODAY'S
BANK LOANS                              OUTSTANDING       (REPAY)      OUTSTANDING        WTD RATE
----------------------------------------------------------------------------------------------------
CNP Sr A (JPM)
----------------------------------------------------------------------------------------------------
Term                 ABR               1,875,000,000                    1,875,000,000        5.40000%
----------------------------------------------------------------------------------------------------
Revolver             ABR                 351,000,000             --       351,000,000        5.40000%
----------------------------------------------------------------------------------------------------
CNP SR A TOTAL                         2,226,000,000                    2,226,000,000
----------------------------------------------------------------------------------------------------
CNP SR B (JPM)
----------------------------------------------------------------------------------------------------
                     LIBOR 10/03/02       70,000,000             --        70,000,000        3.47813%
----------------------------------------------------------------------------------------------------
                     ABR               1,081,000,000    (79,000,000)    1,002,000,000        5.40000%
----------------------------------------------------------------------------------------------------
CNP SR B TOTAL                         1,151,000,000             --     1,072,000,000
----------------------------------------------------------------------------------------------------
CNP TOTAL                              3,377,000,000                    3,298,000,000        5.35921%
----------------------------------------------------------------------------------------------------
CE Houston Electric
----------------------------------------------------------------------------------------------------
                     ABR                 103,000,000    143,000,000       246,000,000        5.40000%
----------------------------------------------------------------------------------------------------
CE HOUSTON ELECTRIC TOTAL                103,000,000                      246,000,000        5.40000%
----------------------------------------------------------------------------------------------------